Exhbit 10.1

OFFICE LEASE

St. Paul Properties, Inc.

as Landlord,

and

PC Mall, Inc.

as Tenant

SUMMARY OF BASIC LEASE INFORMATION	I

OFFICE LEASE

ARTICLE 1 REAL PROPERTY, BUILDING AND PREMISES	1
ARTICLE 2	LEASE TERM	2
ARTICLE 3	BASE RENT	2
ARTICLE 4	ADDITIONAL RENT	3
ARTICLE 5	USE OF PREMISES; HAZARDOUS MATERIALS	7
ARTICLE 6	SERVICES AND UTILITIES	7
ARTICLE 7	REPAIRS	9
ARTICLE 8	ADDITIONS AND ALTERATIONS	9
ARTICLE 9	COVENANT AGAINST LIENS	11
ARTICLE 10	INDEMNIFICATION AND INSURANCE	11
ARTICLE 11	DAMAGE AND DESTRUCTION	13
ARTICLE 12	CONDEMNATION	14
ARTICLE 13	COVENANT OF QUIET ENJOYMENT	14
ARTICLE 14	ASSIGNMENT AND SUBLETTING	14
ARTICLE 15	SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	16
ARTICLE 16	HOLDING OVER	16
ARTICLE 17	ESTOPPEL CERTIFICATES	16
ARTICLE 18	SUBORDINATION & NON-DISTURBANCE	17
ARTICLE 19	TENANT'S DEFAULTS; LANDLORD'S REMEDIES	17
ARTICLE 20	INTENTIONALLY OMITTED	19
ARTICLE 21	COMPLIANCE WITH LAW	19
ARTICLE 22	ENTRY BY LANDLORD	19
ARTICLE 23	TENANT PARKING	19
ARTICLE 24	MISCELLANEOUS PROVISIONS	20

EXHIBITS

A	OUTLINE OF PREMISES
A-1	SITE PLAN OF REAL PROPERTY
B	TENANT WORK LETTER
C	AMENDMENT TO LEASE
D	RULES AND REGULATIONS
EXTENSION OPTION RIDER

INDEX

Additional Rent                                                                                                                                                                   3

Alterations                                                                                                                                                                            9

Amendment                                                                                                                                                            Exhibit C

Base Rent                                                                                                                                                                              2

Brokers                                                                                                                                                                                22

Calendar Year                                                                                                                                                                       3

Estimate                                                                                                                                                                                6

Estimate Statement                                                                                                                                                             6

Estimated Excess                                                                                                                                                                6

Excess                                                                                                                                                                                   6

Excluded Changes                                                                                                                                                            19

Exercise Date                                                                                                                                                               Rider

Exercise Notice                                                                                                                                                           Rider

Expense Base Year                                                                                                                                                             3

Expense Year                                                                                                                                                                      3

Extension Rider                                                                                                                                                          Rider

Fair Market Rental Rate                                                                                                                                            Rider

Force Majeure                                                                                                                                                                   21

Hazardous Material                                                                                                                                                            7

Holidays                                                                                                                                                                               8

Interest Notice                                                                                                                                                            Rider

Interest Rate                                                                                                                                                                        7

Landlord                                                                                                                                                                                1

Landlord Parties                                                                                                                                                                11

Lease                                                                                                                                                                                     1

Lease Commencement Date                                                                                                                           2, Exhibit B

Lease Expiration Date                                                                                                                                                        2

Lease Term                                                                                                                                                                          2

Lease Year                                                                                                                                                                            2

Notices                                                                                                                                                                                21

Operating Expenses                                                                                                                                                             3

Option Rent                                                                                                                                                                   Rider

Option Rent Notice                                                                                                                                                      Rider

Option Term                                                                                                                                                                  Rider

Parking Facilities                                                                                                                                                                  1

Premises                                                                                                                                                                                1

Project                                                                                                                                                                                    1

Proposition 13                                                                                                                                                                      5

Real Property                                                                                                                                                                       1

Reimbursement Cap                                                                                                                                                          10

rent                                                                                                                                                                                       18

Rent                                                                                                                                                                                       3

Statement                                                                                                                                                                              6

Subject Space                                                                                                                                                                    14

Subleasing Costs                                                                                                                                                               15

Summary                                                                                                                                                                               I

Systems and Equipment                                                                                                                                                    5

Tax Expense Base Year                                                                                                                                                      5

Tax Expenses                                                                                                                                                                       5

Tenant                                                                                                                                                                                   1

Tenant's Share                                                                                                                                                                     5

Transfer                                                                                                                                                                               15

Transfer Notice                                                                                                                                                                 14

Transfer Premium                                                                                                                                                             15

Transfers                                                                                                                                                                           14

Utilities Base Year                                                                                                                                                             5

Utilities Costs                                                                                                                                                                     5

Wi-Fi Network                                                                                                                                                                 10

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)		DESCRIPTION
1. Date:		June 7__, 2007
2. Landlord:		St. Paul Properties, Inc., a Delaware corporation
3. Address of Landlord (Section 24.19):		c/o Comstock, Crosser & Associates 321 12th Street, Suite 200 Manhattan Beach, CA 90266
4. Tenant:		PC Mall, Inc. a Delaware corporation
5. Address of Tenant (Section 24.19):		2555 W. 190th St. Torrance, CA 90504
6. Premises (Article 1):
6.1 Premises:

Approximately 53,589 rentable square feet (“RSF”) and approximately 46,820 usable square feet (“USF”) constituting the entire Top Floor of the Building, approximately 7,968 RSF and 7,082 USF on the First Floor of the Building, and approximately 6,103 RSF and 5,213 USF on the Garden Level of the Building as depicted on Exhibit A attached hereto. Measurements of RSF and USF are per BOMA standard as set forth in Section 1.3 of the Lease.

6.2 Building:		2555 W. 190th St. Torrance, CA 90504
7. Term (Article 2):
7.1 Lease Term:		Forty-eight (48) months, except for the Retail Store space on the First Floor of the Building which may terminated by the Landlord or Tenant upon ninety (90) days advanced written notice.
7.2 Lease Commencement Date:		October 1, 2007.
7.3 Lease Expiration Date:		September 30, 2011
7.4 Confirmation of Lease Commencement and Expiration Dates:

Landlord and Tenant may confirm the Lease Commencement Date and Lease Expiration Date in a Confirmation of Lease Commencement and Expires Dates’ agreement (Exhibit C) to be executed pursuant to Article 2 of the Office Lease.

8. Base Rent (Article 3):
Lease Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
01 – 12	$1,502,052.00	$125,171.00	$1.85
13 – 24	$1,534,528.80	$127,877.40	1.89
25 – 36	$1,558,886.40	$129,907.20	1.92
37 – 48	$1,591,363.20	$132,613.60	1.96

I

9. Additional Rent (Article 4):
9.1 Base Year:	Calendar year 2008
9.2 Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs:	43% based on Premises being 67,660 RSF portion of a 157,040 RSF Building. Tenant’s Share shall be proportionately adjusted based on any change in the RSF of the Premises or the Building.
9.3 Tenant’s Share of Upgraded Lighting:	$8,479.60 per year based on Tenant’s Share of $19,720 through December 31, 2013.
10. Security Deposit (Article 20):	None.
11. Parking (Article 23):

4 unreserved parking spaces for every 1,000 rentable square feet of the Premises as its Base Parking Allocation and 4.5 unreserved parking spaces for every 1,000 rentable square feet of Premises pursuant to the terms and conditions of Article 23 as its Excess Parking Allocation.

12. Brokers (Section 24.25):	Comstock, Crosser & Associates representing Landlord and Lee & Associates representing Tenant.

II

OFFICE LEASE

This Office Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Office Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between St. Paul Properties, a Delaware corporation ("Landlord"), and PC Mall, Inc., a Delaware corporation ("Tenant").

ARTICLE 1

REAL PROPERTY, BUILDING AND PREMISES

1.1	Real Property, Building and Premises.

1.1.1        Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building defined in Section 6.2 of the Summary constructed on the Real Property. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto.

1.1.2       Building and Real Property/Project. The Building is part of that certain office building project ("Project") constructed on the Real Property (as defined below). The term "Real Property," as used in this Lease, shall mean, collectively, (i) the Building, (ii) any outside plaza areas, walkways, driveways, parking areas, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building (collectively, the “Property Common Areas”) ; (iii) any additional buildings, improvements, facilities, parking areas and structures and common areas which Landlord (and/or any common area association formed by Landlord or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (iv) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Real Property is set forth in Exhibit A-1 attached hereto.

1.1.3        Tenant's and Landlord's Rights. Tenant is hereby granted the right to the non-exclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located within the Building, and the non-exclusive use of the Property Common Areas, as well as any other areas reasonably designated by Landlord from time to time as common areas for the Building; provided, however, that (i) Tenant's use thereof shall be subject to such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building without Landlord's prior consent (which may be withheld in Landlord's sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord reserves the right from time to time to use any of the common areas of the Real Property, and the roof, risers and conduits of the Building for telecommunications and/or any other purposes, and to do any of the following provided, however, that in no event shall Landlord do any of the following if it will materially adversely affect Tenant in any way, and Landlord will employ commercially reasonable efforts to minimize any inconvenience or disruption to Tenant: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Real Property or any portion or elements thereof, including, without limitation, (x) make changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, parking spaces, parking structures and parking areas, and (y) expanding or decreasing the size of the Real Property and any common areas and other elements thereof, including adding or deleting buildings thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Real Property; (3) form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and, subject to Article 4 below, include the reasonable common area assessments, fees and taxes charged by the association(s) and the reasonable cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Real Property as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

1.2          Condition of Premises. Except as expressly set forth in this Lease including, without limitation, in the Tenant Work Letter attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "As Is" condition on the Lease Commencement Date. Notwithstanding anything to the contrary contained in this Section 1.2, Landlord agrees that Landlord shall be solely responsible for the cost of any upgrades and/or improvements to the Premises that are required by any applicable governmental authority in response to any plans submitted by Landlord to such governmental authority for approval of other work to be done on the Premises, Building or Project. Notwithstanding anything to the contrary contained in this Section 1.2, Tenant agrees that Tenant shall be solely responsible for the cost of any upgrades and/or improvements to the Premises that are required by any applicable governmental authority in response to any plans submitted by Tenant to such governmental authority for approval of other work to be done on the Premises.

1.3          Rentable and Usable Square Feet. The parties hereby stipulate that the rentable square feet for the Premises set forth in Section 6.1 of the Summary is an estimate, and such actual square footage shall be determined upon the final acceptance of the Premises by Tenant. Such actual square footage shall be determined in accordance with applicable 1996 Modified BOMA standards for measuring a multi-tenant floor (ANSI Z65.1). In addition, Landlord shall provide Tenant with a verified load factor for the Building and usable square footage for the Premises.

1.4          Contraction Space. As of the date of this Lease, Tenant is leasing and occupying 100% of the Building under that certain lease between Alliedsignal, Inc. as landlord and Creative Computers, Inc. as tenant dated June 3, 1997 (the “Prior Lease”). Tenant acknowledges and agrees that Landlord shall commence marketing for lease those portions of the Garden Level excluded from the Premises in this Lease and all of the First Floor of the Building (the “Contraction Space”). Notwithstanding anything to the contrary contained in the Prior Lease, Tenant agrees that as of the date of this Lease, Tenant shall reasonably cooperate with Landlord to prepare, show and market the Contraction Space. Tenant further agrees that while the Prior Lease is still in effect and upon ten (10) days written notice from Landlord that a new tenant will be commencing a lease for all or a portion of the Contraction Space, Tenant shall vacate such portion of the Contraction Space (other than the portion of the First Floor designated as “Retail Space” on Exhibit A) prior to the commencement date of such lease. Tenant’s lease of the Retail Space on the First Floor shall be terminable by Landlord or Tenant upon 90 days prior written notice from the Landlord or Tenant, respectively, during both the term of the Prior Lease and this Lease.. Tenant agrees and acknowledges that Landlord may provide new tenant(s) with possession of a portion of the Contraction Space at the beginning of a new lease without charging the new tenant rent in order to provide the new tenant time to build-out the space to its specifications or as an incentive to enter the lease. In exchange for Tenant vacating any portion of the Contraction Space pursuant to this Section 1.4 prior to the termination of the Prior Lease and during which time such new tenant shall not be paying rent (“Contraction Free Rent Period”), Landlord shall reduce Tenant’s Rent obligation under the Prior Lease by an amount equal to 25% of Tenant’s Base Rent under the Prior Lease for each day of the Contraction Free Rent Period that such portion of the Contraction Space is being occupied by the new tenant rent free.

ARTICLE 2

LEASE TERM

2.1           Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term. If Landlord does not deliver possession of the Premises to Tenant, in a state of Substantial Completion (as such capitalized term is defined in Exhibit B hereto) on or before the anticipated Lease Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. In the event that the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, within a reasonable period of time after the date Tenant takes possession of the Premises, Landlord shall deliver to Tenant a confirmation to lease in the form attached hereto as Exhibit C, attached hereto, setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such confirmation to Landlord within five (5) days after Tenant's receipt thereof. Notwithstanding anything set forth herein to the contrary, Landlord shall employ commercially reasonable best efforts to deliver possession of the Premises to Tenant, in a state of Substantial Completion, by the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary.

2.2           OPTION TO EXTEND TERM. TENANT SHALL HAVE ONE (1) OPTION TO EXTEND THE LEASE TERM PURSUANT TO THE TERMS AND CONDITIONS CONTAINED IN THE EXTENSION OPTION RIDER ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1           Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent Tenant's Share (as such term is defined below) of the annual aggregate of Operating Expenses, Tax Expenses, and Utilities Costs which are in excess of the amount of the aggregate of such expenses incurred in the Base Year. Such additional rent, together with Tenant’s Share of Upgraded Lighting, in accordance with Section 9.3 of the Summary and any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2           Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1        "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2	"Base Year" shall mean the year set forth in Section 9.1 of the Summary.

4.2.3        "Expense Year" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of escalations of Operating Expenses, Tax Expenses and Utilities Costs shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4        "Operating Expenses" shall mean all reasonable expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.2.5 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Real Property; (v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements or management agreements (including the commercially reasonable and customary cost of any management fee and the fair rental value of any office space provided thereunder); (vii) wages, salaries and other compensation and benefits of all persons solely engaged in the operation, management, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (viii)  the cost of janitorial service, alarm and security service, if any, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities (but any such cost shall be evenly amortized over five years), maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; and (x) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, (II) made to the Real Property or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation after the Commencement Date of this Lease, or (III) which are reasonably determined by Landlord to be in the best interests of the Real Property; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure or if any of the foregoing other expenses referenced in this Section 4.2.4 are capital expenditures (be they replacements or improvements), such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project) is less than one hundred percent (100%) occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project) been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, but shall not exclude costs relating to capital improvements or expenditures.

Notwithstanding anything to the contrary set forth in this Article 4, Operating Expenses shall not include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property; (B) costs (including but not limited to permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Real Property; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Real Property to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis, and any charge for Landlord’s income tax, excess profit taxes, franchise taxes or similar taxes on Landlord’s business, or the accounting fees associated with preparing financial statements or tax returns for Landlord; (E) except as otherwise specifically provided in this Section 4.2.4, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Real Property; (F) Utilities Costs; (G) Tax Expenses, and (H) any other expense that is not commercially reasonable and customarily charged by landlords of comparable buildings in the instant office market for comparable buildings.

Notwithstanding anything to the contrary set forth in this Article 4, Operating Expenses shall also exclude the following: (a) bad debt expenses and interest, principal, points and fees on debts, bad debt expenses or amortization on any mortgage or other debt instrument; (b) costs incurred by Landlord for repair of damage to the Building or Project to the extent that Landlord is reimbursed by insurance proceeds; (c) advertising and promotional expenditures, and costs (other than maintenance of non-tenant signage) of signs in or on the Building or Project identifying the owner of the Building or other tenants’ signs; (d) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building or Project, the cost of which is included in Operating Expenses; (e) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building or Project; (f) Landlord’s general corporate overhead and general and administrative expenses; (g) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (h) costs arising from the negligence or wrongful or willful misconduct of Landlord or other tenants or occupants of the Building or Project, or their respective agents, employees, licensees, vendors, contractors, or providers of materials or services; (i) costs arising from the presence of “Hazardous Materials,” in, on or about the Building or Project including, without limitation, Hazardous Materials in the ground water or soil; (j) costs arising from Landlord’s charitable or political contributions; (k) costs arising from latent defects in the Building or Project, or improvements installed by Landlord or repair thereof; (l) costs for sculpture, paintings or other objects of art; (m) costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project; (n) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building or Project, such as, but not limited to entity accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or Project, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building or Project management, or between Landlord and other tenants or occupants; (o) costs of installing, maintaining and operating any specialty service operated by Landlord including, without limitation, any luncheon club or athletic facility, or the repair thereof; (p) costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance, to the extent such upgrades were or should have been required prior to the commencement of this Lease; (q) costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof; (r) any expenses incurred by Landlord for use of any portions of the Building or Project to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation; (s) any entertainment, dining or travel expenses for any purpose; (t) any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; (u) any "finders fees", brokerage commissions, job placement costs or job advertising cost; (v) any "above-standard" cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping; (w) the cost of any magazine, newspaper, trade or other subscriptions; (x) the cost of any training or incentive programs, other than for tenant life safety information services; (y) the cost of any "tenant relations" parties, events or promotions; and (z) "in-house" legal and/or accounting fees.

Additionally, Operating Expenses in any year shall either (i) not include any expense which was not also incurred in the Base Year, or (ii) equitably adjust for any expense which was not also incurred in the Base Year. In the latter case, for instance, if Landlord were to add parking lot sweeping in a Calendar Year, which wasn’t an expense incurred in the Base Year, then the Base Year would be equitably adjusted to include the same expense cost as that incurred in the year in which such expense is added, but on an annualized basis if the cost incurred in the calendar year pertained to less than a full year’s services. Similarly, if Landlord were to add an on-site management office in the Project in a Calendar Year and add the fair market rental value thereof as an Operating Expense, which wasn’t an expense incurred in the Base Year, then the Base Year would be equitably adjusted in the same manner as illustrated in the prior sentence hereof.

4.2.5        Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

4.2.6        "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building and all tenant improvements in the Building were fully assessed for real estate tax purposes.

4.2.6.1	Tax Expenses shall include, without limitation:

(i)            Any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

(ii)           Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii)          Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv)          Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

4.2.6.2     Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses payable after the Commencement Date.

4.2.6.3     Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Real Property), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease.

4.2.7        "Tenant's Share" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9.2 of the Summary), and stating such amount as a percentage. "Utilities Base Year" shall mean the year set forth in Section 9.1 of the Summary.

4.2.8        "Utilities Costs" shall mean all actual charges for utilities for the Building and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC and other utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments and surcharges. Utilities Costs shall be calculated assuming the Building (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project, such other office buildings), are at least one hundred percent (100%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property.

4.3	Calculation and Payment of Additional Rent.

4.3.1       Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of the aggregate of Operating Expenses, Tax Expenses, and Utilities Costs allocated to the Building for such Expense Year exceeds Tenant's Share of the aggregate of Operating Expenses, Tax Expenses, and Utilities Costs allocated to the Building for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to such excess (the "Excess").

4.3.2        Statement of the Escalations of the Aggregate of Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of May following the end of each Expense Year, a statement (the "Statement") which shall state the Operating Expenses (reasonably itemized), Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4 provided, however, if Landlord has not furnished Tenant with a Statement within one-hundred eighty (180) days after the end of an Expense Year, then Landlord shall be deemed to have waived forever any and all claims for reimbursement from Tenant for any Excess applicable to such Expense Year. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Operating Expenses, Tax Expenses and Utilities Costs for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3       Right to Audit Statement.  If within ninety (90) days of receiving any Statement from Landlord, Tenant provides Landlord with written notice that it disputes the amount of the Operating Expenses payable by Tenant contained in the Statement (the “Dispute Notice”), Tenant shall be entitled to retain a “Big Four” national, independent, certified public accountancy firm (the “CPA”) to audit and/or review Landlord’s records. Within sixty (60) days for providing Landlord with the Dispute Notice, Tenant shall provide Landlord with thirty (30) days written notice that Tenant intends to cause Landlord’s books and records with respect to the preceding fiscal year to be audited, identifying the expense in question and setting out in reasonable detail the reason why such expense should not be binding on Tenant (the “Inspection Notice”). If Tenant does not cause such audit to be accomplished within ninety (90) days after Landlord’s receipt of the Inspection Notice, Tenants right to object to any such expense shall terminate. Tenant shall pay all costs of such audit including, without limitation, any and all copying costs, unless the CPA determines that Tenant’s Share of the Operating Expenses in the Statement in question was overstated by five percent (5%) or more, in which case the Landlord shall pay such costs. Any such audit shall occur only in such offices and such location at the Building as Landlord may designate. The amount of Additional Rent payable by Tenant to Landlord shall be appropriately adjusted on the basis of such audit and, if the audit shows (a) that Landlord has overcharged Tenant, then Landlord shall credit such overcharge against the next installment of Rent coming due hereunder or (b) that Landlord has undercharged Tenant, then Tenant shall pay to Landlord such amount due as additional rent within thirty (30) days following the completion of such audit. Notwithstanding anything to the contrary contained in this Subsection 4.3.3, Tenant’s right to audit Landlord’s books and records as provided herein is contingent on Tenant paying Landlord the full amount of the Additional Rent contained in the Statement in question prior to the Commencement of the audit.

4.3.4        Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. In addition, Landlord shall endeavor to give Tenant on or before the first day of May in each year a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses (reasonably itemized), Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of the aggregate of Operating Expenses, Tax Expenses, and Utilities Costs allocated to the Building, which shall be based upon the Estimate, to the Tenant's Share of the aggregate of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building for the Base Year, The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4           Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1        said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord (however, in no event shall Tenant be responsible for taxes associated with the improvements made pursuant to the Tenant Work Letter (as such capitalized term is defined in Exhibit B hereto);

4.4.2        said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property; or

4.4.3        said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5          Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to Five percent (5%) of the past due Rent plus any attorney’s fees reasonably and necessarily incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder, including but not limited to the late charge, which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

ARTICLE 5

USE OF PREMISES; HAZARDOUS MATERIALS

5.1           Tenant’s Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a Class “B” office building and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Real Property is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Real Property.

5.2           Hazardous Material. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined below. Nothing herein, however, shall prohibit Tenant from using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials, but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Real Property is located or the United States Government.

Landlord shall provide Tenant with written notice of the presence of any Hazardous Material on, under, or about the Premises. Landlord shall protect, indemnify, defend and hold harmless Tenant and its directors, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost expense or liability (including reasonable attorneys’ fees and costs) directly or indirectly arising out of or attributable to the Landlord’s use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of Hazardous Material on, under or about the Premises (or off-site on property owned or operated by Landlord that affects the Premises) including, without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Premises or any part of the Project, and the preparation and implementation of any closure, remedial or other required plans. Rent shall abate to the extent the presence of Hazardous Material or a violation of applicable environmental law (in either case not caused by Tenant, its employees, agents or contractors) materially interferes with Tenant’s use of the Premises. If interference with Tenant’s use of the Premises continues for more than ninety (90) days, Tenant may terminate this Lease by giving Landlord notice of termination. If the presence of Hazardous Material or a violation of applicable environmental law (in either case not caused by Tenant, its employees, agents or contractors) creates an unacceptable risk to the health or safety of Tenant’s employees or invitees as determined in Tenant’s reasonable judgment, and the condition is not abated within thirty (30) days after Tenant notifies Landlord of the condition, Tenant may terminate this Lease.

ARTICLE 6

SERVICES AND UTILITIES

6.1           Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below:

6.1.1        Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and on Saturday during the period from 9:00 a.m. to 1:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other locally or nationally recognized holidays as (i) designated by Landlord and (ii) observed by Tenant as a company-paid holiday (collectively, the "Holidays`"). Tenant, at Tenant’s sole cost and expense, shall install a separate HVAC system to service the Tenant’s computer server room on the Garden Level of the Building.

6.1.2       Landlord shall provide adequate electrical wiring and facilities and power for normal general office use for Building standard lighting and standard office equipment, as reasonably determined by Landlord. Landlord shall designate the electricity utility provider from time to time. Tenant shall verify that the existing electrical service to the Premises is sufficient for Tenant’s requirements. Tenant’s acceptance of the Premises shall be deemed to be Tenant’s express acknowledgement and agreement that the existing electrical service to the Premises is sufficient for Tenant’s requirements. Premises shall not be separately metered for electricity except as provided for in Section 6.2 below.

6.1.3        As part of Operating Expenses or Utilities Costs (as reasonably determined by Landlord), Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.4       Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.5       Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises, and window washing services, in a manner consistent with other comparable buildings in the vicinity of the Project.

6.1.6	Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.1.7       Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.2           Over Standard Tenant Use. Tenant shall not, without Landlord's prior written consent, use machinery atypical of general office use, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the need for water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given (such consent not to be unreasonably withheld, conditioned or delayed), Landlord shall have the right to install supplementary air conditioning equipment or systems in the Premises, including supplementary or additional metering devices, and the reasonable cost thereof, including the reasonable cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant's receptacles’ consumption of electricity shall exceed three (3) watts connected load per usable square foot of the Premises (“Excess Electricity Consumption”), calculated on an monthly basis for the hours described in Section 6.1.1 above, Tenant shall pay to Landlord, within thirty (30) days after billing and as additional rent, the cost of such Excess Electricity Consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such Excess Electricity Consumption, and the cost of the increased wear and tear on existing equipment caused by such Excess Electricity Consumption and an administrative fee of up to ten percent (10%); and Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as additional rent, the increased cost directly to Landlord, within thirty (30) days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time reasonably establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish with respect to all tenants of the Building, and (iii) Tenant shall pay such cost within thirty (30) days after billing, as additional rent. Notwithstanding anything contained herein to the contrary, in no event shall Landlord install supplemental equipment or systems, or meters, in the Premises unless and until Tenant has used such excess consumption and such excess consumption continues for a period of at least thirty (30) days following Landlord’s written notice to Tenant with respect thereto. Notwithstanding anything to the contrary contained in this Section 6.2: (i) Landlord and Tenant acknowledge and agree that Tenant’s computer server on the Garden Level shall cause Tenant to incur Excess Electricity Consumption as of the Commencement Date of this Lease.; (ii) Landlord shall install, at Landlord’s sole cost and expense, a submeter to periodically monitor and track the Excess Electricity Consumption of Tenant; (iii) Landlord shall invoice Tenant on a monthly basis for the cost of such Excess Electricity Consumption related to the computer server on the Garden Level which shall be based on Tenant’s ordinary usage as reasonably determined by Landlord using the submeter; and (iv) Landlord’s monthly charge to Tenant for Excess Electricity Consumption related to Tenant’s computer server on the Garden Level shall not include any administrative fee.

6.3           Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause, but only to the extent any of the foregoing is beyond Landlord's reasonable control; and except as hereinafter provided, such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, except to the extent such failure is attributable to the gross negligence or willful misconduct of Landlord or Landlord Parties (as such capitalized term is defined in Section 10.1 hereof).

Notwithstanding the foregoing, Landlord understands that the availability of continuous, 24-hour, year-round utility service is a material inducement to Tenant entering into this Lease. If Landlord either intentionally or unintentionally causes the utilities or services that are required for Tenant's use and occupancy of the Premises to be interrupted so that they are provided only intermittently or the utilities or services altogether cease to be provided to the Premises for a period of ten (10) days, Tenant at the end of the period ("Non-Service Period") shall have the right to terminate this Lease by giving written notice to the Landlord within ten (10) days of the end of the Non-Service Period, and this Lease shall terminate on the date set forth in the notice. Rent shall abate after the third (3rd) calendar day of the interruption until the interrupted utilities or services are fully restored. Landlord shall use its best efforts to promptly resume or restore the interrupted utilities or services.

6.4           Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

ARTICLE 7

REPAIRS

7.1           Tenant's Repairs. Subject to Landlord's repair obligations in Sections 7.2 and 11.1 below and subject to ordinary wear and tear, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that if Tenant fails to make such repairs and such failure shall continue after a reasonable period of time following Tenant’s receipt of written notice from Landlord of such failure, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

7.2          Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, the roof, the elevators and the plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and the Premises; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1          Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or conditioned by Landlord. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding anything contained in this Article 8 to the contrary, Landlord’s consent shall not be required for Alterations made by Tenant in any calendar year which do not, in the aggregate, exceed the sum of $1.00 per rentable square foot of the Premises (the “Alterations Exceptions”) provided that the Alterations Exceptions shall specifically exclude any Alterations that are structural in nature, or that would affect the Systems and Equipment (other than the installation of an insignificant number of standard electrical receptacles or voice/data-comm wiring).

8.2           Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable; however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Real Property is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant may choose its own contractors to perform such Alterations subject to Landlord’s reasonable approval thereof. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Real Property or the common areas for any other tenant of the Real Property, and as not to obstruct the business of Landlord or other tenants of the Real Property, or interfere with the labor force working at the Real Property. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Real Property is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Real Property a reproducible copy of any "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

8.3          Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any Alteration that is atypical of general office use upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal, but only if Landlord shall have specified such removal as a condition of its approval pursuant to Section 8.2 hereof. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

8.4           Wi-Fi Network. Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network ("Wi-Fi Network") in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Real Property or with any other tenant's communication equipment, and not to damage the Real Property or interfere with the normal operation of the Real Property and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the negligence or willful misconduct of Landlord. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) business days following such occurrence to correct such interference. If such interference continues after such three (3) business day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s reasonable satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Real Property and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Real Property, including without limitation, Building or Real Property systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise which have not been resolved during the aforesaid three (3) business day period, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord's retention of such professionals, and the research of such interference issues within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs, which costs shall not exceed One Thousand Dollars ($1,000.00) in the aggregate per year (the "Reimbursement Cap"). This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.

8.5           Security System. Subject to Landlord’s approval, which shall not be unreasonably withheld or delayed, and at Tenant’s sole cost and expense, Tenant shall be permitted to install its own electronic security system in the Premises. In addition, Tenant shall be permitted to have live security personnel in its Premises subject to the following: Landlord may require Tenant to terminate the use of any and all security personnel if Landlord determines, in its sole and absolute discretion, that the presence of such security personnel is interfering with the Landlord’s management and operation of the Building or other tenants’ use and quiet enjoyment of the Building. If Landlord determines that Tenant must terminate the use of security personnel, Landlord shall provide Tenant with not less than thirty (30) days prior written notice to terminate the use of security personnel. Tenant and Landlord acknowledge and agree that if Landlord requires Tenant to terminate the use of security personnel, (i) it will be because Landlord has reasonably determined that the presence of such security personnel unduly interferes with Landlord’s operation and management of the Building or other tenants’ use and quiet enjoyment of the Building and (ii) the thirty (30) days advanced written notice provide Tenant with adequate time to find a suitable alternative to the security personnel. As such, Tenant affirmatively and expressly waives any claim(s) it may make against Landlord for any damages Tenant may suffer from any casualty to its Premises or any of Tenant’s property located therein after the termination of such security personnel.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1         Indemnification and Waiver by Tenant. Except to the extent of personal injury caused by the negligence or willful misconduct of Landlord or Landlord Parties, Tenant hereby assumes all risk of damage to its property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage to Tenant’s property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Subject to the waiver of subrogation provisions herein and subject to the insurance requirements hereof, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) to the extent proximately caused by or arising from any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Real Property. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2         Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body provided, however, that Landlord shall be required to make any alterations or improvements to the Premises required as a result of such rules, orders, regulations or requirements unless the same is triggered by Tenant’s change of use of the Premises from that of typical office purposes.

10.3	Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1     Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, (and with owned and non-owned automobile liability coverage, and liquor liability coverage in the event alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

10.3.2      Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) any Alterations (other than the Tenant Improvements), including any Alterations which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises (other than the Tenant Improvements). Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3	Workers' compensation insurance as required by law.

10.3.4     Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

10.3.5      Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

10.3.6      The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) with respect to commercial general liability insurance, name Landlord, and any other party it so specifies, as an additional insured, but not to the extent of its acts or omissions; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is reasonably otherwise acceptable to Landlord and licensed to do business in the state in which the Real Property is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant except, with respect to commercial general liability insurance, to the extent such claim(s) arises due to the acts or omissions of Landlord; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof, or an on-line Memorandum of Insurance (“MOI”) through its insurance broker, to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate or MOI, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and following any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4         Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies and notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.5        Right of Self-Insure.         Notwithstanding anything contained in this Article 10 to the contrary, provided that Tenant maintains a tangible net worth in excess of $50,000,000 (the “Insurance Minimum”) determined in accordance with the International Financial Reporting Standard (“IFRS”) or as determined in accordance with generally accepted accounting principles in the United States (if Tenant adopts such a standard for its financial reporting at any time after the date hereof), Tenant shall have the right, at its sole election, to self-insure one or more of the risks for which insurance is required to be carried by Tenant hereunder (other than any statutorily required workers compensation for which there shall be no self-insured retention), pursuant to a program adopted by Tenant, but administered by a licensed insurance company. Tenant shall, in accordance with standard self-insurance practices in the industry, maintain reasonably sufficient reserves to cover any losses that would have been covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease. At Landlord’s request but nor more frequently than annually, Tenant shall provide Landlord with a written certification that Tenant has maintained its tangible net worth in excess of the Insurance Minimum.

10.6          Landlord’s Insurance.         At all times during the Lease Term, including any extensions thereof, Landlord will carry and maintain (i) “all risk” fire and extended coverage insurance covering the Building, Project, equipment, common area furnishings, and Premises (except to the extent an obligation of Tenant to insure hereunder) to the extent of the replacement cost thereof without the obligation for co-insurance; (ii) bodily injury and property damage general liability insurance in a combined single limit of not less than $2,000,000 with umbrella liability coverage of not less than $3,000,000; (iii) boiler and machinery insurance in a reasonable amount; (iv) rent loss in an amount equal to 12 months of rent payable by the tenants of the Building and Project during the applicable policy year; and (v) such other insurance as Landlord reasonably determines from time to time (provided, however, that if any other insurance is carried after the Base Year that was not carried during the entirety of the Base Year , the approximate expense that would have been incurred to carry such insurance during the entirety of the Base Year shall be added to the actual Operating Expenses applicable to the Base Year as if such expense had been paid). Landlord’s insurance shall be with responsible insurers with a financial rating comparable to or better than that of Tenant's liability insurer, and shall provide coverage for Landlord's premises and operations, independent contractors, and contractual liability assumed in Section 10.7 of this Lease. Landlord shall cause its commercial general liability insurer to name Tenant as an additional insured under such insurance to the extent of Landlord's insurable contractual liability assumed in Section 10.7 hereof. The insurance policy shall contain a severability of interests provision, a provision that the insurance provided to Landlord as additional insured shall be primary to and not contributory with insurance maintained by Landlord, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds.

10.7         Indemnification by Landlord. Subject to the waiver of subrogation provisions contained herein and the insurance coverage requirements hereof, Landlord shall indemnify, defend, protect, and hold harmless Tenant and its employees and officers from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) to the extent proximately caused by or arising from any acts, omissions or negligence of Landlord or of any person claiming by, through or under Landlord, or any of Landlord Parties in, on or about the Premises, the Building and Real Property. The provisions of this Section 10.7 shall survive the expiration or sooner termination of this Lease.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Premises and such common areas. Such restoration shall be to substantially the same condition of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Real Property, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to Alterations made by Tenant to the Premises and shall return such Alterations to their original condition; provided that if the cost of repairing such Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of repairing such Alterations shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the sole result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2        Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Real Property and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred seventy (270) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the holder of any mortgage on the Real Property or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term or any then applicable extension or renewal term, then notwithstanding anything contained in this Article 11, Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice unless, with respect to damage or destruction occurring during the last twelve (12) months of the Lease Term, Tenant has exercised its renewal option as provided in the Rider attached hereto and made a part hereof. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3         Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Real Property is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

ARTICLE 12

CONDEMNATION

12.1         Permanent Taking. If the whole or more than twenty (20%) of any part of the Premises, Building or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Real Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon 180 days' notice (or such sooner time as Tenant relocates elsewhere), provided such notice is given no later than thirty (30) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty percent (20%) of the rentable square feet of the Premises is taken, or if access to the Premises or parking availability is or will be substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than thirty (30) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

12.2         Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1         Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) in the case of a proposed assignment of this Lease only, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer.

14.2        Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, and shall respond to Tenant’s Transfer Notice with its consent or denial within ten (10) business days following Landlord’s receipt of such Transfer Notice (failing which such Transfer shall be deemed approved by Landlord). The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1      The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Real Property;

14.2.2      The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3      The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.4      The Transferee, if a proposed assignee and not a subtenant, is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.5      The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party relative to the Project, or would give an occupant of the Real Property a right to cancel its lease; or

14.2.6     Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent unless Landlord is unable to reasonably accommodate the proposed Transferee’s need for additional space in the Project, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6) month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

14.3         Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, when and as received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions and legal fees incurred in connection with the Transfer (collectively, the "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4        Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

14.5        Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

14.6         Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent

(50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7       Permitted Transfers.    Notwithstanding any provision of the Lease to the contrary, no consent of Landlord shall be required, nor shall Landlord have any right of recapture, relative to an assignment of the Lease to any corporation which purchases or otherwise acquires all of substantially all of the assets of Tenant (a “Permitted Transferee”), which transfer and assignment shall be deemed effective as of the effective date of such purchase or acquisition.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1         Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2        Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs or restoration which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all cabling and wiring associated with the Wi-Fi Network, all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole but reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be deemed a per diem tenancy only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a per diem rate equal to 1/30th of one hundred fifty percent (150%) of the Base Rent applicable during the last rental month of the Lease Term under this Lease. Such tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following receipt of a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be reasonably required by any prospective mortgagee or purchaser of the Real Property (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such certificate or instrument if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such certificate or instrument. Notwithstanding the foregoing, any certification by Tenant that there are no Tenant or Landlord defaults under the Lease (or if there are defaults, specifying the same) shall be limited to the actual knowledge of Tenant, without the need of independent inquiry or examination.

ARTICLE 18

SUBORDINATION & NON-DISTURBANCE

18.1         This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within ten (10) days of its receipt of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2         Notwithstanding anything contained in this Lease to the contrary and provided Tenant is not in default hereunder beyond any applicable cure period, the subordination of this Lease to any mortgage, deed of trust or ground lease is expressly conditioned upon the holder thereof expressly agreeing in such mortgage, deed of trust or ground lease, or in a separate instrument, in form and substance reasonably acceptable to Tenant that (a) Tenant will not be named or joined in any proceeding (or trustee’s sale) to enforce said mortgage or deed of trust unless such be required by law in order to perfect the proceeding or sale; (b) enforcement of said mortgage, deed of trust or ground lease will not terminate this Lease or disturb Tenant in the possession and use of the Premises, the common areas, or parking areas while this Lease is in full force and effect; (c) except for any prior Landlord default, any purchaser, mortgagee or holder of a ground lease shall be bound to Tenant and Tenant shall be bound to it, under all of the terms, covenants and conditions of this Lease with the same force and effect as if such purchaser, mortgagee or holder of ground lease were the original landlord under this Lease (but to the extent there is a continuing default that accrues after any purchaser, mortgagee or holder of a ground lease acquires title to the property, Tenant does not waive its rights under this Lease); and (d) insurance proceeds and awards shall first be applied as set forth in this Lease.

ARTICLE 19

TENANT'S DEFAULTS; LANDLORD'S REMEDIES

19.1        Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1      Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due and when such failure shall continue for a period of five (5) business days following receipt of written notice thereof from Landlord; or

19.1.2      Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3      Abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in monetary or material non-monetary default of any provision of this Lease.

19.2        Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1      Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)            The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)          The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant, in each case with such amounts equitably allocated to the remaining period of the Lease Term as it relates to the term of the replacement lease with the new tenant; and

(v)           At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2     Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3     Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3         Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures reasonably and necessarily made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4         Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5         Waiver of Default. No waiver by either party hereto of any violation or breach by the other of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by such party of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by either party in enforcement of one or more of the remedies herein provided upon a default by the other party shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6        Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder.

THE FOREGOING ENUMERATION IS NOT EXHAUSTIVE, BUT MERELY ILLUSTRATIVE OF ACTS WHICH MAY BE PERFORMED BY LANDLORD WITHOUT TERMINATING TENANT'S RIGHT TO POSSESSION.

ARTICLE 20

INTENTIONALLY OMITTED

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system (collectively the "Excluded Changes") except to the extent such Excluded Changes are required due to Tenant's alterations to or manner of use of the Premises other than as set forth in Article V. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22

ENTRY BY LANDLORD

Upon one (1) business days written notice, Landlord reserves the right to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or, during the last nine months of the Lease Term, prospective tenants, or to the ground or underlying lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

TENANT PARKING

Tenant shall be entitled, at no charge throughout the Lease Term and any extension thereof, to the non-exclusive use of the parking spaces reasonably designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Project. In addition, Tenant agrees that its employees will not park in the spaces designated for visitor parking. Notwithstanding anything to the contrary contained in this Article 23, Landlord shall provide Tenant with four (4) unreserved parking spaces for every one thousand (1,000) RSF leased by Tenant (“Base Parking Allocation.”) In addition, for as long as Landlord has not developed or otherwise uses the “Excess Parking Area,” as designated on Exhibit A-1 to this Lease, Landlord shall provide Tenant with four and one half (4.5) unreserved parking spaces in the Excess Parking Area for every one thousand (1,000) RSF leased by Tenant (“Excess Parking Allocation.”) Landlord shall also provide Tenant with a minimum of sixteen (16) reserved parking spaces in the area designated “Reserved Parking” on Exhibit A-1 to this Lease, which shall be included in Tenant’s Base Parking Allocation. At any time during the Term of this Lease, as such term may be extended, Landlord shall, exercising Landlord’s reasonable discretion, have the right to move the Reserved Parking within the area designated “Front Parking Area” on Exhibit A-1 to this Lease. Landlord shall have the right to allocate additional parking spaces in the Front Parking Area to other tenants in the Building as reserved parking spaces, provided that Tenant’s Reserved Parking shall (i) be adjusted to represent its pro-rata share of the total reserved parking spaces within the Front Parking Area based on Tenant’s Share of Operating Expenses, Tax Expenses and Utility Costs provided in Section 9.2 of the Summary of Basic Lease Information and (ii) Tenant shall never have less than sixteen (16) reserved parking spaces. Any unreserved spaces remaining in the Front Parking Area shall be strictly limited for use as visitor parking.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1         Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2        Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

24.3         No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4         Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Real Property require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) business days following the request therefor.

24.5         Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property, the Building and/or in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6         Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

24.7        Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8         Tenant's Signs. Landlord shall provide space on the Building directory on the ground floor lobby of the Building for a listing identifying Tenant's name and suite number. Landlord shall also install near the entry door to the Leased Premises signage identifying Tenant's name. All such permitted signage shall use Building standard materials and lettering. Landlord shall pay for the cost of the initial installation of such permitted signage, and Tenant shall pay for the cost of any changes thereto. Except for such identification signs and reasonable signs identifying Tenant which Tenant may affix on or adjoining the exterior entry doors to the Premises that are exclusive to the Premises, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, for as long as Tenant is operating the Retail Store on the First Floor of the Building, Tenant may maintain the monument sign located on 190th St. that was present on the Commencement Date of this Lease.

24.9        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10       Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11	Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12       Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13       No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14      Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Real Property, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15      Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16      Right to Lease. Landlord reserves the absolute right to amend or to modify such other tenancies in the Building and/or in any other building and/or any other portion of the Real Property as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Real Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Real Property.

24.17       Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to each party’s obligations under the Tenant Work Letter (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

24.18       Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

24.19       Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is first attempted for delivery as provided in this Section 24.19. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

24.20       Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

24.21       Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Real Property is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department's Office of Foreign Assets Control or any other applicable governmental entity.

24.22       Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23      Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Real Property is located.

24.24       Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25      Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. Any commission due and owing to Brokers shall be paid solely by Landlord.

24.26       Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.27      Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building and Real Property and to install, affix and maintain any and all signs on the exterior and on the interior of the Building and any portion of the Real Property as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Building or Real Property or use pictures or illustrations of the Building or Real Property in advertising or other publicity, without the prior written consent of Landlord.

24.28      Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants, and Brokers.

24.29      Landlord's Construction. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease.

24.30      Exclusivity. Landlord shall not lease space in the Building to any other tenant: (i) with gross sales of over $100 million annually, (ii) who’s primary business is the resale of computers, components and accessories and computer related consumer electronics and (iii) who shall use their premises in the Building for the direct retail sale to the public of such computers, components and accessories and computer related consumer electronics.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

TENANT:	PC MALL, INC., a Delaware corporation By: /s/ Ted Sanders [Name] Ted Sanders [Title] Chief Financial Officer By: /s/ Kristin Rogers [Name] Kristin Rogers [Title] Executive Vice President
LANDLORD:	ST. PAUL PROPERTIES, INC., a Delaware corporation By: /s/ R. William Inserra [Name] R. William Inserra [Title] Vice President Asset Management

*** If Tenant is a CORPORATION, an authorized employee must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.***

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

SEE ATTACHED FLOOR PLANS FOR SECOND FLOOR, FIRST FLOOR AND BASEMENT

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EXHIBIT A-1

SITE PLAN OF REAL PROPERTY

[TO BE PROVIDED]

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EXHIBIT B

TENANT WORK LETTER

INTENTIONALLY DELETED

EXHIBIT C

CONFIRMATION OF LEASE

COMMENCEMENT AND EXPIRATION DATES

This CONFIRMATIN OF LEASE COMMENCEMENT AND EXPIRATION DATES ("Confirmation") is made and entered into effective as of June 7th, ________, 2007___, by and between ST. PAUL PROPERTIES, INC., a Delaware Corporation ("Landlord") and PC MALL, INC., a Delaware ("Tenant").

R E C I T A L S :

A.            Landlord and Tenant entered into that certain Office Lease dated as of June 7, 2007_________ (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, in that certain Building located at 2555 West 190th Street, Torrance_________, California.

B.            Except as otherwise set forth herein, all capitalized terms used in this Confirmation shall have the same meaning as such terms have in the Lease.

C.            Landlord and Tenant desire to confirm the commencement and expiration dates of the term of the Lease, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and confirm as follows:

The Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of October 1, ____________, 2007 (the "Lease Commencement Date") for a term of Four___ (4) years and 0 (_) months ending on September 30____________, 2011 (the “Lease Expiration Date”), unless sooner terminated or extended as provided in the Lease.

IN WITNESS WHEREOF, this Confirmation has been executed as of the day and year first above written.

TENANT:	PC MALL, INC, a Delaware corporation By: /s/ Ted Sanders [Name] Ted Sanders [Title] Chief Financial Officer By: /s/ Kristin Rogers [Name] Kristin Rogers [Title] Executive Vice President
LANDLORD:	ST. PAUL PROPERTIES, INC., a Delaware corporation By: /s/ R. William Inserra [Name] R. William Inserra [Title] Vice President Asset Management

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EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property; however, Landlord shall employ commercially reasonable efforts to require observance and compliance of said Rules and Regulations by all tenants or occupants.

1.             Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (nor shall any other consent requested of Landlord hereunder). Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3.            Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant's authorized employees may be provided by key access (provided by Landlord at its expense) or other procedures reasonably adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building and/or Real Property may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Real Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.            Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.            Landlord shall have the right to control and operate the public portions of the Building and Real Property, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

6.             The requirements of Tenant will be attended to only upon application at the management office of the Real Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.             Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall cooperate with Landlord or Landlord's agents to prevent same.

8.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9.             Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises.

10.          Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.           Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

12.           Tenant shall not use or keep in or on the Premises, the Building or Real Property any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or

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used in a manner offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

13.           Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals (other than a seeing-eye dog for any blind or visually impaired employee requiring same), birds, bicycles or other vehicles.

14.           No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

15.          Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

16.          Landlord reserves the right to exclude or expel from the Building and/or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

17.           Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

18.           Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

19.           Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Real Property is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

20.           Tenant shall comply, at no cost to it, with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

21.           Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

22.           No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

23.           The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

24.           Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the management office of the Real Property. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

25.           Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26.           Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority, and neither Tenant nor any of its contractors, agents, employees, invitees or visitors shall smoke in the Premises, in the Building or in any other portion of the Real Property which is not designated as an area in which smoking is permitted.

27.          Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property. Landlord reserves the right at any

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time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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RIDER

EXTENSION OPTION RIDER

This Extension Option Rider ("Extension Rider") is made and entered into by and between ST. PAUL PROPERTIES, INC. a Delaware limited liability company ("Landlord"), and PC MALL, INC., a Delaware corporation ("Tenant"), and is dated as of the date of the Office Lease ("Lease") by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1.             Option Right. Landlord hereby grants Tenant one (1) option to extend the Lease Term for a period of three (3) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of such option to extend, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord's option, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Tenant shall not have the right to extend the Lease Term for the Option Term if as of the date of delivery of the Exercise Notice by Tenant, or as of the end of the initial Lease Term, Tenant is in monetary or material non-monetary default under this Lease after the expiration of any applicable notice and cure period. The rights contained in this Extension Rider shall be personal to the original Tenant (and any Permitted Transferee, as such capitalized term is defined in Article 14 of the Lease) executing the Lease and may only be exercised by the original Tenant (and not any assignee, sublessee or other transferee of Tenant's interest in the Lease, except a Permitted Transferee) if the original Tenant (or any Permitted Transferee) occupies the entire Premises as of the date of the Exercise Notice.

2.             Option Rent. The annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be the Fair Market Rental Rate for the Premises. As used herein, the "Fair Market Rental Rate" for purposes of determining the annual Base Rent for the Option Term shall mean the annual Base Rent at which tenants, as of the date Tenant exercises the Option Term, are leasing non-sublease space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building, the Other Buildings and in other comparable Class “B” office buildings in the Los Angeles - South Bay market, excluding consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

3.            Exercise of Option. The option contained in this Extension Rider shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice ("Interest Notice") to Landlord not more than fourteen (14) months nor less than nine (9) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option; (ii) Landlord, within thirty (30) days after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "Exercise Date") which is seven (7) months prior to the expiration of the initial Lease Term, exercise the option by delivering written notice ("Exercise Notice") thereof to Landlord. Tenant's failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant's waiver of its extension right hereunder.

4.             Determination of Option Rent. If Tenant disagrees with Landlord's determination of the Option Rent, and Landlord and Tenant are unable, in good faith and through reasonable cooperation with one another, to resolve such disagreement as to the Option Rent prior to the Exercise Date, then either (A) (i) Tenant may accept Landlord's determination of the Option Rent by exercising its option to extend the Lease Term by delivering Tenant's Exercise Notice to Landlord on or before the Exercise Date, or (ii) Tenant shall be deemed to have relinquished its option to extend the Lease Term, in which event Tenant's option to extend the Lease Term shall be null and void as of the Exercise Date, and Landlord and Tenant shall have no further liability to the other under this Extension Rider, or (B) Tenant may elect to require that the Option Rent be determined by binding arbitration as provided in Paragraph 5 hereof.

5.             Arbitration. In the event Tenant rejects Landlord’s determination of the Option Rent and chooses to proceed to arbitration, the parties shall, as of the Exercise Date, each designate an unaffiliated third party commercial real estate broker who shall, within thirty (30) days of their designation, each provide to one another (with a copy to Landlord and Tenant) their respective determinations of the Option Rent. Each real estate broker so chosen shall have been involved in leasing of commercial office space in excess of 300,000 square feet in the aggregate in the Los Angeles – South Bay market during the five (5) year period prior to such appointment. If the two brokers’ respective determinations of the Option Rent are within five percent (5%) of one another, then the Option Rent shall be the average of the two brokers' respective determinations. If, however, their respective determinations vary by more than five percent (5%), then they shall, within ten (10) days after exchanging their respective determinations, designate a third real estate broker (who shall have no affiliation with any of Landlord, Tenant, or the initial brokers selected by each) who shall be instructed to determine the Option Rent within thirty (30) days following the date of such third broker's selection. (If they are unable to agree upon such third broker, such dispute shall be submitted to JAMs in Los Angeles for resolution). During such 30-day period, the Landlord and Tenant shall submit to such third broker, with a copy to the other of them, such parties’ final determination (the “Final Determination”) of the Option Rent (which may vary from their respective initial broker’s determination). Upon determination by the third broker of his opinion of the Option Rent, the third broker shall then select from the two Final Determinations the one which is, in the opinion of the third broker, the closest to the Option Rent as

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determined by such third broker. The determination of such third broker or the average of the first two initial brokers (if the average is to apply as set forth above) shall be conclusive and binding on the parties.

Tenant and Landlord shall share equally in any arbitration costs, including but not limited to all fees and costs of the three brokers selected for determining the Option Rent. In the event either party fails to designate an initial broker when required to do so, then such party shall have waived its right to do so and the determination of the other party's broker shall be conclusive and binding. None of the brokers shall have the power to amend or modify the provisions hereof. The parties recognize, however, that performance of the foregoing provisions is, in part, dependent upon brokers and others who are not a party hereto. If such brokers have been timely appointed by the parties hereto but thereafter fail to perform their obligations in accordance with the provisions hereof, no such failure shall constitute a breach hereof by either party hereto nor a waiver of Tenant’s renewal rights and options.

TENANT:	PC MALL, INC., a Delaware corporation By: /s/ Ted Sanders [Name]Ted Sanders [Title] Chief Financial Officer By: /s/ Kristin Rogers [Name] Kristin Rogers [Title] Executive Vice President
LANDLORD:	ST. PAUL PROPERTIES, INC., a Delaware corporation By: /s/ R. William Inserra [Name] R. William Inserra [Title] Vice President Asset Management

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